UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                       BINGOGOLD.COM, INC.
       (Exact name of registrant as specified in its charter)

        Nevada                                 87-054172
(State of Incorporation)               (I.R.S. Employer ID No.)

       #303-543 Granville Street, Vancouver, B.C.          V6C 1X8
        (Address of Principal Executive Offices)         (Zip Code)

        Retainer Stock Plan for Non-Employee Directors and Consultants
                           (Full title of the Plan)

         Shawn F. Hackman, Esq., 3360 W. Sahara, Suite 200, NV 89102
                   (Name and address of agent for service)

                              (702) 732-2253
      (Telephone number, including area code, of agent for service)

                     Calculation of Registration Fee

    Title of     Amount to    Proposed     Proposed      Amount of
    Securities   be           Maximum      Aggregate     Registration
    to be        Registered   Offering     Offering      Fee
    Registered                Price Per    Price
                              Share(1)

    Common       600,000      $0.10        $60,000.00    $ 100.00
    Stock        Shares

(1) The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rules 457(c) and 457(h) promulgated pursuant to the Securities Act of 1933. The Offering Price is estimated.

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                              Part I

          Information Required in the Section 10(a) Prospectus

Item 1. Plan Information

See Exhibit 10.1 below.

Item 2. Registrant Information and Employee Plan Annual
        Information

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                Part II

            Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following are hereby incorporated by reference:

       (a) The registrant's latest annual report on Form 10-KSB for the fiscal year ended December 31, 1998.

       (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration documents referred to in (a) above.

       (c) The description of the Registrant's capital stock contained in the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Exchange Act.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

Inapplicable.

Item 5. Interest of Named Experts and Counsel.

Neither the Registrant's Accountants, counsel, nor any other experts named in the registration statement has any equity or other interest in the Registrant.

Item 6. Indemnification of Directors and Officers.

The Registrant's bylaws eliminates the personal liability of directors of the Registrant for violation of their fiduciary duty of care, and requires indemnification of directors and officers, to the full extent permitted by Colorado law, for claims against them in their official capacities.

Item 7. Exemption from Registration Claimed.

Inapplicable.

Item 8. Exhibits.

The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

Item 9. Undertaking.

The registrant makes the following undertakings:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934
(and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities
Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
Commission, such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that indemnification is permitted to directors, officers and controlling personas of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding ) is asserted by such director, officer or controlling person in connection with the securities of such corporation it is the opinion of the SEC that any such indemnification is against public policy.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on November 4, 1999.

(Registrant) BINGOGOLD.COM, INC.


By: /s/ Richard D. Wilk
    Richard D. Wilk, President

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EXHIBIT INDEX

Exhibit   Description                                      Method
Number                                                     of
                                                           Filing

10.1      Retainer Stock Plan for Non-Employee Directors   See Below
          and Consultants

5, 23.1   Form of opinion re: legality of common stock     See Below
          rendered by Shawn F. Hackman, a P.C., Attorney at Law, and consent of counsel